Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED
Portions of this exhibit indicated by “[**CONFIDENTIAL**]” or otherwise clearly marked have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and
Exchange Commission.

SERIES D PREFERRED
STOCK PURCHASE AGREEMENT

This Series D Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of December 28, 2012 by and among Northwest Bancorporation Inc., a Washington corporation (the “Company”), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each hereinafter individually referred to as an “Investor” and collectively referred to as the “Investors”).

Whereas, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company's Series D Preferred Stock on the terms and conditions set forth in this Agreement.

Now, therefore, the parties hereby agree as follows:

1.           AGREEMENT TO PURCHASE AND SELL STOCK.

1.1           Authorization.  As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to [**Confidential**] shares of the Company's Fixed Rate Cumulative Preferred Series D Preferred Stock (the “Series D Preferred Stock” or “Series D Preferred Shares”), having the rights, preferences, privileges and restrictions set forth in the Articles of Amendment to the Restated Articles of Incorporation of the Company attached to this Agreement as Exhibit B (the “Articles of Amendment”).

1.2           Agreement to Purchase and Sell.  The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing the number of Series D Preferred Shares set forth beside such Investor's name on Exhibit A, at a price of ($[**Confidential**]) per share.  The Series D Preferred Stock to be purchased by an Investor, as set forth in Exhibit A, is referred to herein as the “Purchased Shares.”

2.           CLOSING.

2.1           The Closing.  The purchase and sale of the Purchased Shares will take place at the offices of Witherspoon, Kelley, Davenport & Toole, P.S., 422 West Riverside Avenue, Suite 1100, Spokane, Washington, 99201, at 11:00 a.m. Pacific Time, on [date to be inserted following satisfaction of closing conditions] or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Purchased Shares listed on Exhibit A mutually agree upon (which time and place are referred to in this Agreement as the “Closing”).  At the Closing, the Company will deliver to each Investor: (i) a certificate representing the number of Series D Preferred Shares that such Investor has agreed to purchase hereunder as shown on Exhibit A against delivery to the Company by such Investor of the full purchase price of such Purchased Shares, paid by (i) a certified or cashier’s check payable to the Company's order, (ii) wire transfer of funds to the Company, or (iii) or any combination of the foregoing.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to each Investor that, except as set forth in the disclosure letter of exceptions delivered to each Investor concurrently with the parties execution of this Agreement (the “Disclosure Letter”), which Disclosure Letter shall be deemed to be representations and warranties to the Investors by the Company under this Section 3, the statements in the following paragraphs of this Section 3 are all true and complete immediately prior to the Closing:

3.1           Organization, Good Standing, Corporate Power and Qualification.  The Company has been duly incorporated and organized, and is validly existing under the laws of the State of Washington.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse affect on the Company's business.

3.2           Capitalization.  The capitalization of the Company immediately prior to the Closing consists of the following:

(a)           Preferred Stock.  A total of 500,000 authorized shares of preferred stock, having no par value per share (the “Preferred Stock”), consisting of:

(i)           10,500 shares designated as “Series A Preferred Stock.”

(ii)           525 shares designated as “Series B Preferred Stock.”

(iii)           [**Confidential**] shares designated as “Series C Preferred Stock.”

(iv)           [**Confidential**] shares designated as “Series D Preferred Stock.”

Upon the Closing, the rights, preferences and privileges of each series of Preferred Stock will be as stated in the Articles of Amendment and as provided by law.

(b)           Common Stock.  A total of 5,000,000 authorized shares of Common Stock, having no par value per share, of which 3,084,548 shares are issued and outstanding.

(c)           Options, Warrants, Reserved Shares.  Except for

(i)           the 863,788 shares of Common Stock reserved for issuance pursuant to the conversion privileges of the Series C Preferred Stock,

(ii)           the 129,126 shares of Common Stock reserved for issuance under the Inland Northwest Bank 2006 Share Incentive Plan (the “Plan”) under which options to purchase 34,224 shares are outstanding, and

(iii)           up to [**Confidential**] shares of Series D Preferred Stock to be issued simultaneously with the Closing,

there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.  Apart from the exceptions noted herein or in the Disclosure Letter, and except for rights of first refusal held by the Company to purchase shares of its stock issued under the Plan, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

(d)           The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been approved by all requisite shareholder action.

3.3           Subsidiaries.  The subsidiaries of the Company consist of Inland Northwest Bank, a wholly-owned bank subsidiary, and Northwest Bancorporation Capital Trust 1.  The sole subsidiary of Inland Northwest Bank is Northwest Property LLC.  Except for these subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

3.4           Due Authorization.  All corporate action on the part of the Company’s directors and shareholders necessary for (i) the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement; (ii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement; and (iii) the filing of the Articles of Amendment has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) applicable federal or state securities laws limits on indemnification; and (iii) the effect of rules of law governing the availability of equitable remedies.

3.5           Valid Issuance of Stock.

(a)           The Purchased Shares, when paid for and then issued, as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

(b)           Based in part on the representations made by the Investors in Section 4 hereof, the offer and sale of the Purchased Shares solely to the Investors in accordance with this Agreement (assuming no change in currently applicable law or the Restated Articles and no transfer of Purchased Shares by any holder thereof) are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “1933 Act”) and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.

3.6           Governmental Consents.  Except as described in Section 3.6 of the Disclosure Letter, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.  All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.7           Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to the Company's knowledge, currently threatened) against the Company, or its Subsidiaries, before any court or governmental agency that would have a Material Adverse Effect on the Company.  For the purposes of this Agreement a “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

3.8           Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and each Company Subsidiary has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, and copyrights, (all of the foregoing collectively hereinafter referred to as the “Intellectual Property”), necessary to enable it to carry on its business as now conducted, and to the best of our knowledge without any conflict with or infringement upon the rights of others; and (ii) neither the Company nor any of its Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Company or its Subsidiaries received any written (or, to the knowledge of the Company, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Intellectual Property owned by any other person.

To the Company's knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Company's Intellectual Property and the Company has taken, and in the future the Company will use its best efforts to take, all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Intellectual Property, except those for which disclosure is required for legitimate business or legal reasons.

3.9           Compliance with Law and Documents.  The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended to-date, and to the Company's knowledge, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties where such violation would have a material and adverse impact on the Company's business.  The Company has not received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Company's Articles of Incorporation or Bylaws, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company, or, to the Company's knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

3.10           Registration Rights. Except as provided in Section 3.10 of the Disclosure Letter, the Company is not under any obligation to register under the 1933 Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

3.11           Title to Property and Assets.  Except as provided in Section 3.11 of the Disclosure Letter, the Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company.  With respect to the property and assets it leases, the Company is in material compliance with such leases.

3.12           Financial Statements; Exchange Act Filings; Books and Records.  The Company has previously made available to Investors true, correct and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2011 and 2010 and the related audited consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for the years 2011, and 2010, inclusive, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC under the Securities and Exchange of 1934, as amended, (the “Exchange Act”), in each case accompanied by the audit report of Moss Adams, LLP, independent registered public accounting firm with respect to the Company; and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2012 and the related unaudited consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for the three-month period ended September 30, 2012 and 2011, as reported on the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the SEC under the Exchange Act.  The financial statements referred to in this Section 3.12 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments), the results of the consolidated operations and consolidated financial condition of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied during the periods involved, except as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and all reports subsequently filed under the Exchange Act (the “Company Exchange Act Reports”) comply (or, in the case of Company Exchange Act Reports required to be filed subsequent to the date hereof, will comply) in all material respects with the appropriate requirements for such reports under the Exchange Act, and the Company has previously delivered or made available to Investors true, correct and complete copies of such reports.  The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

3.13           Employee Benefit Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company: (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) providing benefits to any current or former employee, officer or director of the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) that is sponsored, maintained or contributed to by the Company or any member of its Controlled Group and for which the Company or any member of its Controlled Group would have any liability, whether actual or contingent (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA (including, for purposes of this clause (B), any plan subject to Title IV of ERISA that the Company or any member of its Controlled Group previously maintained or contributed to in the six years prior to the Signing Date), (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on the assumptions used to fund such Plan), and (4) neither the Company nor any member of its Controlled Group has incurred in the six years prior to the Signing Date, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including any Plan that is a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status that has not been revoked, or such a determination letter has been timely applied for but not received by the Signing Date, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss, revocation or denial of such qualified status or favorable determination letter.

3.14           Insurance.  The Company has in full force and effect fire, casualty and liability insurance policies, in such amounts (subject to reasonable deductibles) as are carried by similar companies.

3.15           Tax Returns and Payments.  The Company has timely filed all tax returns and reports required by law.  All tax returns and reports of the Company are true and correct in all material respects.  The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith which are listed in the Disclosure Letter.

4.           REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS.  Each Investor hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

4.1           Authorization.  This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Each Investor represents that such Investor has full power and authority to enter into this Agreement.

4.2           Purchase for Own Account.  The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring Purchased Shares.

4.3           Disclosure of Information.  At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Purchased Shares.  Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by such Investor under this Agreement.  Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access.  The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.4           Investment Experience.  Such Investor understands that the purchase of the Purchased Shares involves substantial risk.  Such Investor:  (i) has experience as an investor in securities of publicly traded companies and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.  The Investor represents that (a) if the investor is an individual, he or she resides in the state identified in the address on Exhibit A, and (b) if the Investor is an entity, then the office in which its investment decision was made is located at the address on Exhibit A.

4.5           Accredited Investor Status.  Unless otherwise expressly indicated on Exhibit A to this Agreement, such Investor is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

4.6           Restricted Securities.  Such Investor understands that the Purchased Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, such Investor represents that such Investor is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.  Such Investor understands that the Company is under no obligation to register any of the securities sold hereunder.  Such Investor understands that no public market now exists for any of the Series D Preferred Stock and that it is unlikely that a public market will ever exist for the Series D Preferred Stock.

4.7           Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares unless and until:

(a)           there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)           such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required:  (i) for any transfer of any Purchased Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any Purchased Shares by an Investor that is a partnership or a corporation without payment of consideration to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

4.8           Legends.

(a)           It is understood that the certificates evidencing the Purchased Shares will bear the legend set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)           Any legend required by the laws of the state of Washington, or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares.

5.           CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING.  The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to special counsel to the Investors:

5.1           Minimum Proceeds.  The Company shall have received commitments from the Investors, together with additional investors not party to this Agreement, to purchase securities of the Company with a minimum aggregate value of $[**Confidential**].

5.2           Treasury Approval of Bid.  The Company shall have received written notice from the U.S. Department of Treasury (“Treasury”) that the bid submitted by the Company to redeem and repurchase all of the Company’s Series A and Series B Preferred Stock held by Treasury, at a discount of no less than [**Confidential**]% of the redemption price of the Series A and Series B Preferred Stock, is acceptable to Treasury.

5.3           Regulatory approvals.  The Company shall have received all applicable regulatory approvals to proceed with the transactions contemplated by this Agreement.

5.4           Representations and Warranties True.  Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.5           Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.6           Articles of Amendment Effective.  The Articles of Amendment shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Washington.

5.7           Compliance Certificate.  The Company shall have delivered to each Investor at the Closing a certificate, in the form attached as Exhibit C, signed on its behalf by its President or Chief Financial Officer certifying that the conditions specified in Sections 5.1, 5.2, 5.3, 5.4, 5.5, and 5.6 have been fulfilled and stating that there shall have been no material adverse change in the business, financial condition, or assets of the Company not previously disclosed to the Investors in writing.

5.8           Securities Exemptions.  The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the registration and/or qualification requirements of the Washington Business Corporation Act (the “Law”) and all other applicable state securities laws.

5.9           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to the Investors' special counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.  Such documents shall include (but not be limited to) the following:

(a)           Certified Charter Documents.  A copy of the Amended and Restated Articles of Incorporation and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

(b)           Corporate Actions.  A copy of the resolutions of the Board of Directors and, if required, the shareholders of the Company evidencing the amendment to the Company's Articles of Incorporation providing for the authorization of the Purchased Shares, the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby.

5.10           Bylaws.  The Bylaws of the Company shall be in the form previously presented to special counsel to the Investors.

5.11           No Material Change.  There shall have been no material adverse change in the business, financial condition, or assets of the Company, since September 30, 2012.

6.           CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

6.1           Minimum Proceeds.  The Company shall have received commitments from the Investors, together with additional investors not party to this Agreement, to purchase securities of the Company with a minimum aggregate value of $[**Confidential**].

6.2           Treasury Approval of Bid.  The Company shall have received written notice from the U.S. Department of Treasury (“Treasury”) that the bid submitted by the Company to redeem and repurchase all of the Company’s Series A and Series B Preferred Stock held by Treasury, at a discount of no less than [**Confidential**]% of the redemption price of the Series A and Series B Preferred Stock, is acceptable to Treasury.

6.3           Regulatory approvals.  The Company shall have received all applicable regulatory approvals to proceed with the transactions contemplated by this Agreement.

6.4           Representations and Warranties.  The representations and warranties of such Investor contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.5           Payment of Purchase Price.  Each Investor shall have delivered to the Company the purchase price specified for such Investor on Exhibit A in accordance with the provisions of Section 2.

6.6           Articles of Amendment Effective.  The Articles of Amendment shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Washington.

6.7           Securities Exemptions.  The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, and the registration and/or qualification requirements of the Law and all other applicable state securities laws.

6.9           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

7.           ADDITIONAL AGREEMENTS.

7.1           No Finder's Fees.  Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.2           Costs, Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

7.3           Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

7.4           Waiver of Conflict of Interest.  Each Investor and the Company is aware that Witherspoon, Kelley, Davenport & Toole, P.S. (“Witherspoon Kelley”) may have previously performed and may continue to perform certain legal services for certain of the Investors in matters unrelated to Witherspoon Kelley's representation of the Company.  In connection with its Investor representation, Witherspoon Kelley may have obtained confidential information of such Investors that could be material to Witherspoon Kelley's representation of the Company in connection with negotiation, execution and performance of this Agreement.  By signing this Agreement, each Investor and the Company hereby acknowledges that the terms of this Agreement were negotiated between the Investors and the Company and are fair and reasonable and waives any potential conflict of interest arising out of such representation or such possession of confidential information.  Each Investor and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this Section 7.4.

8.           GENERAL PROVISIONS.

8.1           Survival of Warranties.  The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be.

8.2           Successors and Assigns.  Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

8.3           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to that body of laws pertaining to conflict of laws.

8.4           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

8.5           Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

8.6           Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given on the earliest of the following:  (i) at the time of personal delivery, if delivery is in person; (ii)  at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier.  Notices by facsimile shall be machine verified as received.  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a) if to an Investor, at such Investor's respective address as set forth on Exhibit A hereto.

(b) if to the Company, marked “Attention:  Randall L. Fewel”, at Northwest Bancorporation, Inc., 421 W. Riverside Avenue, Spokane, Washington, 99201 facsimile number (509) 742-6669, with a copy to Richard A. Repp, Witherspoon, Kelley, Davenport & Toole, P.S., 422 W. Riverside Avenue, Ste. 1100, Spokane, WA  99201, facsimile number (509) 458-2728.

8.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares (excluding any of such shares that have been sold to the public or pursuant to SEC Rule 144).  Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 5 may be waived with respect to any Investor who does not consent thereto.  No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

8.8           Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8.9           Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

8.10           Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

8.11           Facsimile Signatures.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

8.12           Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

8.13           Costs And Attorneys' Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Series D Preferred Stock Purchase Agreement as of the date first written above.

THE COMPANY:

By: ____________________

Name:   Randall L. Fewel

Title:   President and CEO

INVESTORS:

By: _________________________   By: _____________________________

Name: _______________________  Name: ___________________________

Title: ________________________ Title: ____________________________

By: _________________________   By: _____________________________

Name: _______________________  Name: ___________________________

Title: ________________________ Title: ____________________________